First Sentry Bancshares, Inc. 10-Q

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Sentry Bancshares, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Geoffrey S. Sheils, President and Chief Executive Officer of the Company,  and Richard D. Hardy, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,  that to best of his knowledge:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2011	By:	/s/Geoffrey S. Sheils
	Name:	Geoffrey S. Sheils
	Title:	President and Chief Executive Officer

Date: May 16, 2011	By:	/s/Richard D. Hardy
	Name:	Richard D. Hardy
	Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to First Sentry Bancshares, Inc. and will be retained by First Sentry Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.